   This document should not be forwarded or transmitted in or into Australia,
                                Canada or Japan.

                           RECOMMENDED CASH OFFER FOR

               ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                       OF

                              THE ENERGY GROUP PLC

                                       BY

                          GOLDMAN SACHS INTERNATIONAL

                                  ON BEHALF OF

                            PACIFICORP ACQUISITIONS

                   (A WHOLLY OWNED SUBSIDIARY OF PACIFICORP)

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 THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 PM (LONDON
 TIME), 10:00 AM (NEW YORK CITY TIME) ON JULY 29, 1997, UNLESS EXTENDED. AT
 THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF,
 IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD
 OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ENERGY GROUP SECURITIES WILL HAVE
 THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE INITIAL
 OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.
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                                                                   June 30, 1997

To Our Clients:

   Enclosed for your consideration is the Offer to Purchase dated June 30, 1997 (the "Offer to Purchase"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Goldman Sachs International, acting in the United States through Goldman, Sachs & Co., and on behalf of PacifiCorp Acquisitions, to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Acceptance Forms (as defined in the Offer to

Purchase) (collectively, the "Offer"), all outstanding ordinary shares of 10p each ("Energy Group Shares") of The Energy Group PLC ("The Energy Group") for (Pounds)6.90 in cash per Energy Group Share, including all Energy Group Shares represented by American Depositary Shares ("Energy Group ADSs") of The Energy Group, each representing four Energy Group Shares and evidenced by American Depositary Receipts ("Energy Group ADRs"), for (Pounds)27.60 in cash per Energy Group ADS.

   We are the holder of record of Energy Group ADSs evidenced by Energy Group ADRs held by us for your account. An acceptance of the Offer in respect of such Energy Group ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Energy Group ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The Offer is being made for all Energy Group Shares and Energy Group ADSs evidenced by Energy Group ADRs and has been recommended by the board of directors of The Energy Group.

   2. The Offer is on the terms and subject to the Conditions set forth in Appendix I to the Offer to Purchase.

   3. The Initial Offer Period of the Offer will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on July 29, 1997, unless extended (in accordance with the terms thereof).

   4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

   5. Energy Group ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Energy Group ADSs evidenced by Energy Group ADRs to PacifiCorp Acquisitions.

   If you wish to have us accept the Offer in respect of any or all of the Energy Group ADSs evidenced by Energy Group ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your Energy Group ADSs evidenced by Energy Group ADRs, the Offer will be accepted in respect of all such Energy Group ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Energy Group ADSs evidenced by Energy Group ADRs held by us for your account.

                  INSTRUCTIONS WITH RESPECT TO THE OFFER FOR
 ALL ENERGY GROUP SHARES AND ENERGY GROUP ADSS EVIDENCED BY ENERGY GROUP ADRS

   The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated June 30, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Goldman Sachs International, acting in the United States through Goldman, Sachs & Co., and on behalf of PacifiCorp Acquisitions to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal (collectively, the "Offer") all outstanding ordinary shares of 10p each ("Energy Group Shares") of The Energy Group PLC ("The Energy Group") for (Pounds)6.90 in cash per Energy Group Share, including all Energy Group Shares represented by American Depositary Shares ("Energy Group ADSs") of The Energy Group, each representing four Energy Group Shares and evidenced by American Depositary Receipts, for (Pounds)27.60 in cash per Energy Group ADS.

   This will instruct you to accept the Offer in respect of the number of Energy Group ADSs indicated below (or, if no number is indicated below, all Energy Group ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated    , 1997

------------------------------------------------
 Number of Energy Group ADSs to be tendered/1/

______ Energy Group ADSs
------------------------------------------------


                                          -------------------------------------

                                          -------------------------------------
                                                      Signature(s)

                                          -------------------------------------

                                          -------------------------------------
                                                  Please print name(s)

                                          -------------------------------------

                                          -------------------------------------
                                                       Address(es)

                                          -------------------------------------
                                                 Area Code and Tel. No.

                                          -------------------------------------
                                            Employer Identification or Social
                                                       Security No.

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1.   Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all Energy Group ADSs held by us for your account.

                                                                              3